UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

[Amendment No.      ]

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☐	Soliciting Material Pursuant to § 240.14a-12

Jameson Inns, Inc.

(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JAMESON INNS, INC.

41 Perimeter Center East, Suite 400

Atlanta, Georgia 30346-1903

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	June 28, 2006

Time:	10:00 a.m., local time

Place:	South Terraces Conference Center

115 Perimeter Center Place

Atlanta, Georgia 30346

At the annual meeting, the shareholders of Jameson Inns, Inc. will vote upon the following proposals:

1.	Re-election of two directors for Class I for a three-year term which will expire at the annual meeting for 2009;

2.	Approval of the proposed amendment to the articles of incorporation to eliminate common stock ownership restrictions originally adopted because of our status as a real estate investment trust;

3.	Approval of the proposed amendment to the bylaws to amend the director and officer indemnity provisions;

4.	Approval of the 2006 Director Stock Incentive Plan;

5.	Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for 2006; and

6.	Transaction of any other business as may properly come before the meeting or any adjournment of the meeting.

It is important that your shares be voted. Please vote as soon as possible by submitting your proxy by telephone or internet, or by completing the proxy card and returning it in the enclosed envelope. If you decide to attend the meeting in person, you may withdraw your proxy and vote at that time. Holders of common stock of record on May 1, 2006 are entitled to one vote for each share of common stock held.

Our Board unanimously recommends that shareholders vote to elect the named nominees as directors, approve the proposed amendment to our articles of incorporation, approve the proposed amendment to our bylaws, approve the 2006 Director Stock Incentive Plan, and ratify Ernst & Young LLP as our independent registered public accounting firm for 2006 at the annual meeting.

By order of the Board of Directors,

Steven A. Curlee
Vice President—Legal and Secretary
Atlanta, Georgia
May 16, 2006

It is important that you sign, date and promptly return your proxy card in the enclosed envelope, so that your shares will be represented whether or not you plan to attend the meeting. If you receive more than one proxy card because you own shares registered in different names or at different addresses, each card should be signed and returned. No postage is required if mailed in the United States. For instructions on how to submit your proxy by telephone or internet, see your proxy card. This proxy statement has information about the annual meeting and was prepared by our management for the Board of Directors.

Appendix A	-	Summary of Proposed Amendment to Amended and Restated Articles of Incorporation of Jameson Inns, Inc.
Appendix B	-	Summary of Proposed Amended and Restated Bylaws of Jameson Inns, Inc.
Appendix C	-	2006 Director Stock Incentive Plan

i

PROXY STATEMENT FOR 2006 ANNUAL MEETING

GENERAL INFORMATION ABOUT VOTING

Q:	Who can vote?

A:	You can vote your shares of common stock if our records show that you owned the shares on May 1, 2006. A total of 57,666,676 shares of common stock can vote at the annual meeting. You get one vote for each share of common stock. We do not recognize cumulative voting for the election of our directors. The enclosed proxy card shows the number of shares you can vote. This proxy statement and accompanying proxy are first being sent to shareholders on or about May 16, 2006.

Q:	How do I vote by proxy?

A:	Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. The proxyholders named on the proxy card will vote your shares as you instruct.

If you send in your proxy but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote “FOR” the nominees for director, the amendment of our articles of incorporation, the amendment of our bylaws, the approval of the 2006 Director Stock Incentive Plan and the ratification of the appointment of the independent registered public accounting firm.

Q:	Can I change my vote after I have mailed my proxy card or voted by telephone or internet?

A:	Yes. You can change your vote at any time before your proxy is voted at the meeting. If you have given a proxy, whether by mail, telephone or the internet, you may revoke it by giving written notice of revocation to the Secretary of Jameson at any time before it is voted, by executing another valid proxy bearing a later date and delivering such proxy to the Secretary of Jameson prior to or at the annual meeting, by a later-dated vote by telephone or the internet, or by attending the annual meeting and voting in person. Simply attending the meeting, however, will not revoke your proxy. You should send any written notice or new proxy card to the Secretary of Jameson at the following address: Jameson Inns, Inc., 41 Perimeter Center East, Suite 400, Atlanta, Georgia 30346-1903.

Q:	What if other matters come up at the annual meeting?

A:	Our Board does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Shareholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment.

Q:	Can I vote in person at the annual meeting rather than by proxy?

A:	Although we encourage you to vote by telephone or internet or to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

Q:	What do I do if my shares are held in “street name”?

A:	If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

Q:	How are votes counted?

A:

We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote sign and return their proxy cards, submit their proxy by telephone or internet or attend the meeting. If you sign and return your proxy card or vote by telephone or internet, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card. Broker non-votes, meaning shares held in the name of a nominee where no voting instruction has been provided to the nominee, will also be counted as present to determine if a quorum exists. Directors are elected by a plurality of votes cast. The proposals to amend our articles of incorporation and bylaws will require the affirmative vote of the holders of a majority of all of our outstanding shares of common stock. The proposals to approve the 2006 Director Stock Incentive Plan and to ratify the appointment of Ernst & Young as independent registered public accounting firm will be approved if they receive the affirmative vote of a majority of votes cast. Votes will be tabulated by an inspector of election appointed at the meeting. Abstentions from voting, withheld votes and broker non-votes will not be considered “votes cast” and will have no effect on the outcome of the election of directors or other proposals except for the proposals to amend our articles of incorporation and bylaws, and in that case they will be the same as votes against those proposals.

Q:	Who pays for this proxy solicitation?

A:	The accompanying proxy is solicited by and on behalf of our Board of Directors, and the entire cost will be paid by us. In addition to sending you these materials, some of our employees may contact you by telephone, by mail or in person. None of these employees will receive any extra compensation for doing this, but they may be reimbursed for their out-of-pocket expenses incurred while assisting us in soliciting your proxy. We also plan on using The Altman Group to assist us in soliciting proxies and will pay a fee of $7,000 for these services.

THE JAMESON ANNUAL MEETING

Place; Time; Purposes

We will hold our annual meeting of shareholders at South Terraces Conference Center, 115 Perimeter Center Place, Atlanta, GA 30346 on June 28, 2006, at 10:00 a.m. local time. At the annual meeting, holders of our common stock will be asked to vote on the following proposals:

1.	Re-election of two directors for Class I for a three-year term;

2.	Approval of the proposed amendment to the articles of incorporation to eliminate common stock ownership restrictions originally adopted because of our status as a real estate investment trust;

3.	Approval of the proposed amendment to the bylaws to amend the director and officer indemnity provisions;

4.	Approval of the 2006 Director Stock Incentive Plan;

5.	Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm of Jameson for 2006; and

6.	Transaction of any other business as may properly come before the meeting or any adjournment of the meeting.

Our Board of Directors unanimously recommends that you vote “FOR” the nominees for director, “FOR” approval of the proposed amendment to the articles of incorporation, “FOR” approval of the proposed amendment to the bylaws, “FOR” approval of the 2006 Director Stock Incentive Plan, and “FOR” ratification of Ernst & Young LLP as our independent public accounting firm for 2006.

Record Date; Quorum; Vote Required

May 1, 2006 has been fixed as the record date for determining the holders of our common stock entitled to notice of, and to vote at, the annual meeting. Only holders of record of shares of our outstanding common stock at the close of business on the record date will be entitled to notice of, and to vote at, the annual meeting.

At the close of business on the record date, 57,666,676 shares of our common stock were issued and outstanding and entitled to vote at the annual meeting, and were held by approximately 8,300 holders of record.

Holders of record of our common stock are entitled to one vote per share on any matter that may properly come before the annual meeting. There is no cumulative voting for directors. Votes may be cast at the annual meeting in person or by proxy. See “-Voting of Proxies.”

Presence at the annual meeting, either in person or by proxy, of the holders of a majority of the votes entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from the nominees for director, abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. Broker non-votes are shares held by brokers in street name that are not voted due to the absence of specific instructions from the shares’ beneficial owners.

Directors are elected by a plurality of votes cast. Approval of the proposed amendments to our articles of incorporation and bylaws requires an affirmative vote of the holders of a majority of our outstanding common stock. The approval of the 2006 Director Stock Incentive Plan and the ratification of the independent public accounting firm require the affirmative vote of a majority of all votes cast on the matters.

Abstentions, broker non-votes and withheld votes will not be considered “votes cast.” As a result, they will have no effect on the election of directors, the proposal to approve the 2006 Director Stock Incentive Plan or the proposal to ratify the independent public accounting firm. They will however, have the same effect as votes against the proposals to amend our articles of incorporation and bylaws.

As of the close of business on the record date, our directors and executive officers may be deemed to be the beneficial owners of approximately 3,851,828 outstanding shares of Jameson common stock (excluding shares underlying stock options). This represents approximately 6.60% of our common stock outstanding on the record date. It is expected that our directors and executive officers will vote “FOR” (1) the nominees for directors; (2) approval of the amendment of our articles of incorporation to eliminate the common stock ownership restrictions applicable to real estate investment trusts (REITs); (3) approval of the amendment of our bylaws to amend the director and officer indemnity provisions; (4) approval of the 2006 Director Stock Incentive Plan; and (5) ratification of Ernst & Young LLP as Jameson’s independent registered public accounting firm for 2006.

Voting of Proxies

If the enclosed proxy card is properly executed and returned, the shares represented by the proxy will be voted at the annual meeting. Shareholders will also be able to vote by way of toll free telephone service or by using the internet. The enclosed proxy card provides specific instructions on how to vote using any of the available options. If a shareholder indicates in his or her proxy a choice with respect to any matter to be acted upon, that shareholder’s shares will be voted in accordance with such choice. If a shareholder does not indicate a choice, such shares will be voted “FOR” each of the proposals.

Revocability of Proxies

A shareholder giving a proxy, whether by mail, telephone or the internet, may revoke it (1) by giving written notice of revocation to the Secretary of Jameson at any time before it is voted, (2) by executing another valid proxy bearing a later date and delivering such proxy to the Secretary of Jameson prior to or at the annual meeting, (3) by submitting a later dated vote by telephone or the internet, or (4) by attending the annual meeting and voting in person. Attendance at the annual meeting will not by itself constitute revocation of a proxy. All written notices of revocation or subsequent proxies should be sent and delivered to Jameson Inns, Inc., 41 Perimeter Center East, Suite 400, Atlanta, Georgia 30346-1903, Attention: Secretary, or hand delivered to the Secretary of Jameson at or before the taking of the vote at the annual meeting.

Solicitation of Proxies

We will bear the expenses of this proxy solicitation, including the cost of preparing and mailing this proxy statement and accompanying proxy. Such expenses will also include the charges and expenses of banks, brokerage firms, and other custodians, nominees or fiduciaries for forwarding solicitation material regarding the annual meeting to beneficial owners of Jameson common stock. Solicitation of proxies may be made by mail, telephone, personal interviews or by other means by our Board of Directors or employees who will not be additionally compensated therefor, but who may be reimbursed for their out-of-pocket expenses in connection therewith. We have retained the Altman Group to assist in the solicitation of proxies for our annual meeting and delivery of proxy materials. The anticipated cost of this service is $7,000.

PRINCIPAL SHAREHOLDERS AND

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information as of May 1, 2006, regarding (a) the ownership of our common stock by all persons known by us to be beneficial owners of more than five percent of such stock, and (b) the ownership of our common stock by (i) each of our directors and nominees for director, (ii) each of our executive officers named in the Summary Compensation Table below, and (iii) all of our executive officers and directors as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to their shares.

Name of Owner or Identity of Group	Shares of Common Stock Beneficially Owned (1)	Percentage of Class
Thomas W. Kitchin(2) 41 Perimeter Center East Suite 400 Atlanta, Georgia 30346-1903	2,896,970	5.01%

Robert D. Hisrich (3) (4)	47,849	*

Michael E. Lawrence (3)	45,500	*

Thomas J. O’Haren (5)	151,626	*

David S. Fraser (6)	40,000	*

Craig R. Kitchin (7)	368,112	*

Steven A. Curlee (8)	186,468	*

Martin D. Brew (9)	136,391	*

D. Anthony Maness(10)	104,000	*

Hotchkis and Wiley Capital Management, LLC (11) 725 South Figueroa Street, 39th Floor Los Angeles, California 90017-5439	5,846,217	10.14%

Teachers Insurance and Annuity Association of America (12) 730 Third Avenue New York, New York 10017	5,700,000	9.88%

Amaranth LLC(13) c/o Amaranth Advisors L.L.C. One American Lane Greenwich, Connecticut 06831	5,415,162	9.39%

Rutabaga Capital Management (14) 64 Broad Street 3rd Floor Boston, Massachusetts 02109	5,009,120	8.69%

Wellington Management Company, LLP (15) 75 State Street Boston, Massachusetts 02109	3,465,000	6.01%

All directors and executive officers as a group (10 persons) (16)	3,851,828	6.60%

*	Less than one percent (1%)

(1)	The total number includes shares issued and outstanding as of May 1, 2006, plus shares which the owner shown above has the right to acquire within 60 days after such date. For purposes of calculating the percent of the class outstanding held by each owner shown above with a right to acquire additional shares, the total number of shares excludes the shares which all other persons have the right to acquire within 60 days after such date, pursuant to the exercise of outstanding stock options.

(2)	Includes 140,000 shares issuable upon the exercise of currently vested stock options, 684,120 shares owned by the Kitchin Children’s Trusts, (the beneficiaries of which are Thomas W. Kitchin’s six children, including Craig R. Kitchin, and of which Thomas W. Kitchin serves as trustee), 268,459 shares of restricted common stock, 106,195 shares owned by Thomas W. Kitchin’s spouse and 18,850 shares owned jointly with Thomas W. Kitchin’s spouse.

(3)	Includes 45,000 shares issuable upon the exercise of currently vested stock options.

(4)	Includes 849 shares owned by Dr. Hisrich’s spouse and children, and 2,000 shares held by a trust for which Dr. Hisrich is the trustee.

(5)	Includes 70,000 shares issuable upon the exercise of currently vested stock options.

(6)	Includes 35,000 shares issuable upon the exercise of currently vested stock options.

(7)	Includes 13,781 shares of restricted stock, 106,197 shares held in trust for which Craig R. Kitchin is the beneficiary and 105,000 shares issuable upon the exercise of currently vested stock options.

(8)	Includes 93,750 shares of restricted stock and 75,000 shares issuable upon the exercise of currently vested stock options.

(9)	Includes 22,500 shares of restricted stock, 75,000 shares issuable upon the exercise of currently vested stock options and 16,891 shares owned jointly with Mr. Brew’s spouse. Mr. Brew resigned as an officer of the Company effective April 2, 2006. See “Employment Agreements” below.

(10)	Includes 50,000 shares of restricted stock and 50,000 shares issuable upon the exercise of currently vested stock options.

(11)	Information based on Schedule 13G filed February 14, 2006. Hotchkis and Wiley Capital Management, LLC (“HWCM”) is an investment adviser and the shares are owned of record by its clients. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than five percent of this class of securities, except Hotchkis and Wiley Small Cap Value Fund. The Board of Trustees of the Hotchkis and Wiley Small Cap Value Fund can direct the disposition of dividends received by such fund and can dispose of such securities. HWCM disclaims ownership of securities for all clients.

(12)	Information based on Schedule 13G filed February 13, 2006. Teachers Insurance and Annuity Association of America holds these shares on behalf of other persons. It reported that it had sole voting and sole dispositive power over 1,958,000 of these shares.

(13)	Information based on Schedule 13G filed October 7, 2005. Amaranth LLC holds the Company’s 7% Convertible Senior Subordinated Notes due 2010 beneficially owned by it, which are convertible into 5,415,162 shares of common stock, through its subsidiary, Amatis Limited.

(14)	Information based on Schedule 13G filed February 14, 2006. It reported that it had sole voting and sole dispositive power over 1,984,300 of these shares.

(15)	Information based on Schedule 13G filed February 14, 2006. The shareholder is an investment adviser and the shares shown are held of record by the shareholder’s clients. The shareholder has shared voting and dispositive power of all of these shares.

(16)	Includes 615,000 shares issuable upon the exercise of currently vested stock options and 622,843 shares of restricted common stock.

EXECUTIVE OFFICERS

The executive officers of Jameson are:

Name	Position

Thomas W. Kitchin	Chief Executive Officer, Chairman of the Board of Directors

Craig R. Kitchin	President, Chief Financial Officer, Director

Steven A. Curlee	Vice President – Legal, General Counsel, Secretary

D. Anthony Maness	Vice President – Hotel Operations of Kitchin Hospitality

W. David Vining	Vice President – Marketing of Kitchin Hospitality

Jeffrey A. Hurley	Vice President – Human Resources of Kitchin Hospitality

Set forth below is certain information concerning our executive officers except for Thomas W. Kitchin and Craig R. Kitchin. Information concerning Thomas W. Kitchin and Craig R. Kitchin is set forth below under the heading “Proposal One-Election of Directors – Directors Continuing in Office.”

Steven A. Curlee, 54, became our General Counsel and Secretary in January 1993 and Vice President—Legal in September 1997. From April 1985 to July 1992, he was general counsel of a public oil and gas company. Prior thereto, he was engaged in the private practice of law in Tulsa, Oklahoma for five years. From 1976 to 1980, Mr. Curlee served on active duty in the U.S. Navy as a Judge Advocate. Mr. Curlee received a B.A. degree in political science and a J.D. degree from the University of Arkansas. He received an L.L.M degree in taxation from Georgetown University.

D. Anthony Maness, 45, became Vice President—Hotel Operations of Kitchin Hospitality, our wholly-owned subsidiary and operator of our hotels, in February 2005. He joined Kitchin Hospitality in July 1988 as a Regional Manager. He later became the Director of Information Systems and from 2003 to 2005 was Chief Information Officer. Prior to joining us, Mr. Maness was President of Winfield Hospitality, Inc. from 1994 to 1998. Prior to joining Winfield Hospitality, he was Executive Vice President of McNeill Hospitality Corporation from 1985 to 1994. From 1980 to 1985, Mr. Maness was with Holiday Inns, Inc. as Manager of Central Site Training. Mr. Maness has a B.A. degree in psychology and a B.S. degree in computer information systems from Freed-Hardeman University.

W. David Vining, 51, is Vice President—Marketing of Kitchin Hospitality. He joined Kitchin Hospitality in May 2004. From May 2001 to September 2003, he was Director of Direct Marketing for Best Software, Inc. From November 1999 to May 2001, Mr. Vining was employed as Director of Customer Marketing by E*Trade Group, Inc. From 1994 to

1999, he was Director of Advertising and Direct Marketing at Compaq Computer Corporation. Prior to 1994, Mr. Vining was Director of Direct Marketing for Holiday Inn Worldwide from 1991 to 1994. He was Vice President of Direct Marketing of Hospitality Franchise Systems from 1989 to 1991 and Vice President of Club Marketing of Days Inns of America, Inc. from 1987 to 1989. Mr. Vining has a B.S. degree in communications from the University of Tennessee.

Jeffrey A. Hurley, 52, has been Vice President – Human Resources of Kitchin Hospitality since August 2005. He has served as Human Resources Director of Kitchin Hospitality since September 2001 and as Associate General Counsel since September 1999. Prior to joining us, he was engaged in the private practice of law in Atlanta, Georgia from 1983 through September 1, 1999. From 1978 to 1982, Mr. Hurley served on active duty in the U.S. Navy as a Judge Advocate and from 1978 to 1980 also as a Special Assistant U. S. Attorney on assignment to the U. S. Department of Justice. Mr. Hurley received a B.A. degree from Stetson University and his J.D. from the University of Georgia.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our articles of incorporation state that the Board of Directors must have at least two but not more than 15 directors, as determined from time to time by resolution of the Board of Directors. The Board of Directors is divided into three classes. The terms of the classes are staggered so that, except for directors appointed to fill vacancies created by an increase in the number of directors, only one class is elected at the annual meeting of shareholders each year for a three-year term. The term of the Class I directors, currently consisting of Robert D. Hisrich and Thomas J. O’Haren, will expire at the annual meeting. The accompanying proxy solicits your vote to elect Robert D. Hisrich and Thomas J. O’Haren as Class I directors. The term of the Class I directors elected at this annual meeting will expire at the annual meeting of shareholders to be held in 2009.

Our Board of Directors has nominated the persons named above for election as directors. The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, for the election of Robert D. Hisrich and Thomas J. O’Haren. If either of these gentlemen becomes unable for any reason to stand for election, it is intended that the persons named in such proxy will vote for the election of such other person as the Board of Directors may recommend. We know of no reason why either of the nominees will be unavailable or unable to serve.

The Jameson Board of Directors recommends a vote “FOR” Robert D. Hisrich and Thomas J. O’Haren for directors.

Nominees for Director

Class I

(Term Expires 2009)

Robert D. Hisrich, Ph. D., 61, became one of our directors in October 1993. Dr. Hisrich is the Garvin Professor of Global Entrepreneurship and Director, Center for Global Entrepreneurship at Thunderbird, The Garvin School of International Management in Glendale, Arizona. He held the A. Malachi Mixon III Chair in Entrepreneurial Studies and was a professor at the Weatherhead School of Management, Case Western Reserve University, Cleveland, Ohio, from September 1993 to August 2005. From 1985 until his appointment at Case Western Reserve University, Dr. Hisrich held the Bovaird Chair of Entrepreneurial Studies and Private Enterprise and was a Professor of Marketing and a Director of the Enterprise Development Center at The University of Tulsa, Tulsa, Oklahoma. Dr. Hisrich was a Visiting Professor at the Technical University of Vienna in Austria in 2001 and at the University of Ljubljana in Slovenia in 2000. In addition, since 1974 Dr. Hisrich has been director of H & B Associates, a marketing and management consulting firm and is a director of Xeta Technologies, Inc., Noteworthy Medical Systems Inc. and NeoMed Technologies Inc. He has also held a number of other academic positions and is widely published in the areas of marketing, management and entrepreneurship. Dr. Hisrich has a B.A. degree in English and science from DePauw University, an M.B.A. degree in marketing from the University of Cincinnati and a Ph.D. degree in business administration from the University of Cincinnati.

Thomas J. O’Haren, 72, became one of our directors in June 1997. Mr. O’Haren was employed for 40 years in sales and marketing for Cigna Financial Advisors, Inc., a company engaged in the insurance business. From May 1992 through September 1998, Mr. O’Haren served that company both as a regional vice president and as a consultant. Since October 1998, Mr. O’Haren has been a management consultant to the financial services industry. In addition, since 2002, Mr. O’Haren has been an agent for Prudential Financial, Inc. He is active in the insurance industry, including serving as a member of the board of trustees and as adjunct professor of leadership at The American College, the degree-granting college of the insurance industry, as a member of The American College Leadership Institute and as chairman of the board of trustees of the GAMA Foundation, a research foundation for the insurance industry. He was also a member of the board of trustees of Marist School. Mr. O’Haren has a B.S. degree in finance from Pennsylvania State University and received his Chartered Life Underwriter designation in 1966 and his designation as a Chartered Financial Consultant in 1983.

Directors Continuing in Office

Class II

(Term to Expire 2007)

David S. Fraser, 67, became one of our directors in March 2004. He served as Vice President—Chief Financial Officer of Crown Crafts, Inc, a company in the home textile industry with headquarters in Atlanta, Georgia, from 1998 until he retired in 2000. From 1994 until 1997, he was Chief Financial Officer and Treasurer of Graphic Industries, Inc., a public commercial printing company in Atlanta. From 1981 to 1994, he was President and a principal of Pawly Industries Corporation a private company involved in the manufacture and distribution of marine accessories. From 1977 until 1981, he was Vice-President and Treasurer of Fuqua Industries, Inc., a Fortune 500 company based in Atlanta, Georgia. From 1965 to 1977, he held a variety of positions, including Vice President, Corporate Banking, for Crocker National Bank, a national bank headquartered in Los Angeles, California. Mr. Fraser currently serves as a director for Delta Apparel, Inc., an AMEX listed company based in Duluth, Georgia that is in the active wear apparel industry, and serves as chairman of that company’s audit committee of the board of directors. Mr. Fraser earned a B.S. degree in business administration from the University of California, Los Angeles and served for four years in the Army Corps of Engineers, having graduated with distinction from the U.S. Army Engineer School.

Michael E. Lawrence, 61, became one of our directors in April 1994. From March 1994 to March 2005, he was Chief Executive Officer and a director of Sea Pines Associates, Inc., a publicly held corporation which owns and operates real estate and recreational properties on Hilton Head Island, South Carolina. Since March 2005, when Sea Pines Associates, Inc. was merged into the privately held Sea Pines Resort, LLC, he has been Chief Executive Officer. Mr. Lawrence is president of Sea Pines Company, Inc. and Sea Pines Real Estate Company, Inc. Prior to joining Sea Pines Associates, Inc., Mr. Lawrence was a management consultant with Ernst & Young from 1969 through 1989 and was a partner in that firm from 1982 through 1989. Mr. Lawrence is a licensed real estate broker and a certified public accountant with a B.S. degree from Washington & Lee University and an M.B.A. degree from Emory University.

Class III

(Term to Expire in 2008)

Thomas W. Kitchin, 64, is our chief executive officer and chairman of the Board of Directors. He has been an officer and director of Jameson since its incorporation in 1988. He served from 1977 until December 1986 as the president and chairman of the board of a public oil and gas company. Prior thereto, Mr. Kitchin was involved in the banking business for 16 years. Mr. Kitchin serves as a member of the board of trustees of Marist School, Jekyll Island Foundation and as a member of the board of councilors of the Carter Center and School of Hospitality of Georgia State University. Thomas W. Kitchin is the father of Craig R. Kitchin, our president, chief financial officer and director.

Craig R. Kitchin, 38, became our chief financial officer in February 1994, president in November 1998 and a director in 2004. He joined us as our controller and treasurer in June 1992 upon receiving his M.B.A. degree from the University of Chicago with concentrations in accounting and finance. Before attending the University of Chicago, he was a financial analyst with FMC Corporation in Santa Clara, California, from 1989 to 1990. Craig Kitchin graduated from Santa Clara University with a B.S. degree in finance in 1989. He is a member of the board of advisors of the National Football League’s Youth Education Town Boys and Girls Club. He is the son of Thomas W. Kitchin, our chairman and chief executive officer.

Compensation of Directors

In 2005, we paid each director other than Thomas W. Kitchin and Craig R. Kitchin an annual fee of $10,000. Payment of the annual fee was not contingent upon attendance at Board or committee meetings. We also paid $500 for Board of Directors or Board committee meetings attended and for reimbursement of expenses incurred in attending Board or committee meetings.

In March 2006, the Board approved a revised compensation schedule for directors pursuant to which the Company will pay each of the non-employee directors an annual fee of $20,000 plus $1,000 for attendance at Board or committee meetings ($500 if by telephone). An additional $5,000 retainer will be paid to the audit committee chair.

Under our 1997 Director Stock Option Plan (the “1997 Director Plan”), each of our directors who is serving as a director on the first business day following our annual meeting of shareholders and at such annual meeting was considered as a director who was continuing in office or was reelected as a director and is not otherwise an employee of the Company or an employee of any of our subsidiaries or affiliates is granted an option to purchase 5,000 shares of common stock as of the first business day following the annual meeting of our shareholders. Options granted under the 1997 Director Plan vest immediately at the time of grant and have a per share exercise price equal to the fair market value of a share of common stock at the close of business on the last business day preceding the day of grant. If our 2006 Director Stock Plan as presented in Proposal No. 4 is adopted, we intend to terminate the 1997 Director Plan and not grant any more options under that plan. See “Proposal No. 4- Approval of the 2006 Director Stock Incentive Plan” below for a description of the proposed plan.

Independence of Directors

Pursuant to Rule 4350(c) of The Nasdaq Stock Market’s listing standards, a majority of our directors must be “independent directors” as that term is defined by Nasdaq Listing Standards Rule 4200(a)(15). The Board of Directors has affirmatively determined that each of Messrs. Lawrence, Fraser and O’Haren and Dr. Hisrich is an “independent director” and these directors constitute a majority of the Board of Directors. Thomas W. Kitchin, our chairman of the Board and chief executive officer, and Craig R. Kitchin, our president and chief financial officer, are not independent directors.

Meetings and Committees of the Board of Directors

During 2005, the Board of Directors held four meetings. In addition, the Board of Directors took action by unanimous written consent 26 times during 2005. No director attended fewer than 75 percent of the aggregate of: (1) the total number of meetings of the Board of Directors held during the period in which the respective director was a director during 2005, and (2) the total number of meetings held by all committees of the Board of Directors on which the respective director served. We have a standing Audit Committee, Compensation Committee and Governance and Nominating Committee of the Board of Directors.

Our Audit Committee is composed of Dr. Robert H. Hisrich Michael E. Lawrence, Thomas J. O’Haren and David S. Fraser. Mr. Fraser serves as Chairman of the Audit Committee. The Audit Committee, which met five times in 2005, annually appoints our independent registered public accounting firm. The Audit Committee also reviews (a) any transactions between the Company and its officers, directors and key employees, (b) the plans for and results of audits of the Company, (c) the adequacy of the Company’s system of internal accounting controls, and (d) major changes to the Company’s auditing and accounting principles and practices suggested by the independent registered public accounting firm, internal auditor, if any, or management. It operates under a written charter, a copy of which is available on our website at www.jamesoninns.com. Information at our website is not and should not be considered a part of this proxy statement.

Audit Committee Financial Expert. The Board of Directors has determined that Mr. Fraser is an “audit committee financial expert” for purposes of the SEC rules. The Board made a qualitative assessment of Mr. Fraser’s level of knowledge and experience based on a number of factors including his formal education and experience as chief financial officer of a reporting company. Under currently applicable rules, Mr. Fraser is “independent” as defined under Rule 4200(a)(15) of the listing standards of The Nasdaq Stock Market, Inc.

The Compensation Committee is composed of Dr. Robert D. Hisrich, Michael E. Lawrence and Thomas J. O’Haren, none of whom is an officer of the Company. Mr. O’Haren serves as chairman of the Compensation Committee. Under currently applicable rules, all members are “independent” as defined under Rule 4200(a)(15) of the listing standards of The Nasdaq Stock Market, Inc

The Compensation Committee met three times in 2005. The Compensation Committee assists the Board in discharging its responsibility relating to compensation of directors, executive officers and other employees as the Compensation Committee may designate. The Compensation Committee also administers the Jameson 1993 Stock Incentive Plan, the Jameson 1996 Stock Incentive Plan and the Jameson 2003 Stock Incentive Plan. It operates under a written charter, a copy of which is available on our website at www.jamesoninns.com.

The Governance and Nominating Committee is composed of Dr. Hisrich and Messrs. Lawrence and O’Haren. Under currently applicable rules, all members are “independent” as defined under Rule 4200(a)(15) of the listing standards of The Nasdaq Stock Market, Inc. Dr. Hisrich serves as Chairman of the Governance and Nominating Committee. The Governance and Nominating Committee which met one time in 2005, recommends to the Board the slate of director nominees, identifies and recommends candidates to fill vacancies occurring between annual meetings, and reviews, evaluates and recommends changes to our corporate governance policies and procedures. It operates under a written charter adopted by our Board and available on our website at www.jamesoninns.com.

Our Governance and Nominating Committee will consider nominees recommended by other directors, employees and shareholders. Our bylaws provide that nominations of candidates for election as directors may be made by or at the direction of the Board of Directors or by any shareholder who complies with the advance notice procedures set forth therein. These procedures require any shareholder who intends to make a nomination for director to deliver notice of such nomination to our Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the previous year’s annual meeting. The notice must contain information as would be required to be disclosed in a proxy statement eliciting proxies for the election of such nominee, including the nominee’s consent to serve as a director if elected. If the chairman of the meeting determines that a person is not nominated in accordance with the nomination procedure, the nomination will be disregarded.

Before recommending an incumbent, replacement or additional director, the Governance and Nominating Committee will evaluate his or her qualifications, including capability, availability to serve, conflicts of interest, and other relevant factors. The committee will also assess the candidate’s qualifications as an “independent director” under the current listing standards of The Nasdaq Stock Market, Inc. A nominee must be able to devote the time, energy and attention as may be necessary to properly discharge his or her services as a director. As part of the evaluation, one or more members of the committee, and others as appropriate, may interview the candidate. After completing this evaluation, the committee will make a recommendation to the full Board as to the persons who should be nominated by the Board. The Board determines the nominees after considering the recommendation of the committee.

Shareholder Communications with the Board of Directors

The Board of Directors has established a process to receive communications from shareholders. Shareholders may contact any member of the Board by mail. To communicate with the Board of Directors, correspondence should be addressed to the Board of Directors or to the Board member by name, c/o Corporate Secretary at 41 Perimeter Center East, Suite 400, Atlanta, Georgia 30346-1903.

While communications received as set forth above will generally be forwarded directly to the named Board member or members, these communications may be opened by our corporate secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee.

Attendance at Annual Meeting

We have informally encouraged our directors to attend the annual meeting of shareholders. However, we have had no formal policy in this regard. Five of our directors attended the 2005 annual meeting of shareholders.

Report of the Audit Committee

The Audit Committee of our Board of Directors is comprised of four directors who are not officers of the Company. Under currently applicable rules, all members are “independent” as defined under Rule 4200(a)(15) of the listing standards of The Nasdaq Stock Market, Inc. The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process, including the system of internal controls. The Audit Committee reviews our financial reporting process on behalf of the Board of Directors and performs other functions listed in the amended Charter of the Audit Committee adopted by the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and to issue a report thereon. The Audit Committee monitors these processes.

In connection with its function to oversee and monitor our financial reporting process, the Audit Committee has done the following:

•	met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of the Company’s results and the assessment of the Company’s internal control over financial reporting;

•	reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2005, with management;

•	discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended and supplemented;

•

received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended and supplemented, and discussed with the independent accountants the independent accountants’ independence; and

•	based on the review and discussions referred to above, recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

Report filed by:	David S. Fraser
Robert D. Hisrich, Ph. D
Michael E. Lawrence
Thomas J. O’Haren

The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock to report their initial ownership of our common stock and any subsequent changes in that ownership to the Securities and Exchange Commission and to furnish us with a copy of each of these reports. SEC regulations impose specific due dates for these reports, and we are required to disclose in this proxy statement any failure to file by these dates during fiscal 2005.

To our knowledge, based solely on the review of the copies of these reports furnished to us and written representations that no other reports were required, during and with respect to fiscal 2005, all Section 16(a) filing requirements applicable to our executive officers, directors and more than 10% shareholders were complied with except for the Form 3 filed by Jeffrey A. Hurley to reflect his promotion to Vice President-Human Resources of Kitchin Hospitality on August 19, 2005, due August 29, 2005, and filed September 21, 2005, and the Form 5 filed by Martin D. Brew to report the acquisition of stock options on August 12, 2005, due on a Form 4 on August 16, 2005, and filed on a Form 5 on February 14, 2006.

Executive Compensation

The following table sets forth certain information with respect to the compensation of our Chief Executive Officer and the named executive officers for services in all capacities to the Company during the fiscal years ended December 31, 2003, 2004 and 2005. No information is given as to any person for any fiscal year during which such person was not an executive officer of the Company.

Summary Compensation Table

	Year	Annual Compensation(1)						Long Term Compensation Awards				All Other Compensation
Name and Principal Position		Salary			Bonuses			Restricted Stock Awards(2) (3)		Securities Underlying Options
Thomas W. Kitchin, Chairman and Chief Executive Officer	2005 2004 2003	$ $ $	339,000 339,000 203,180	(4)	$ $ $	220,350 100,000 7,350		$	— 149,000 —	— 100,000 —		$ $ $	22,550 21,152 7,019	(5) (6) (7)
Craig R. Kitchin, President and Chief Financial Officer	2005 2004 2003	$ $ $	225,000 225,000 105,300	(4)	$ $ $	90,000 89,429 7,688	(8)		$74,500 —	— 75,000 —		$ $ $	8,562 663 545	(9) (10) (11)
Steven A. Curlee, Vice President – Legal and Secretary	2005 2004 2003	$ $ $	156,000 156,000 88,400	(4)	$ $ $	50,000 52,885 7,013	(8)		$52,150 —	— 50,000 —		$ $ $	7,240 366 601	(12) (13) (14)
Martin D. Brew, Treasurer, Chief Accounting Officer	2005 2004 2003	$ $ $	150,000 141,000 103,500	(4)	$ $ $	50,000 42,885 7,425	(8)	$	— 44,700 —	75,000 50,000 —	(15)	$ $ $	6,360 549 611	(16) (17) (18)
D. Anthony Maness, Vice President – Hotel Operations of Kitchin Hospitality	2005 2004 2003	$ $ $	154,000 135,000 95,000	(4)	$ $	60,000 8,250 —		$	— 52,150 —	— 40,000 —		$ $	7,000 — 226	(19) (20)

(1)	Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for any named individual.

(2)	Represents the dollar value of the restricted stock award based on the number of shares granted and the market value of the Company’s common stock on the grant date. All grants of restricted stock are made under the Jameson 2003 Stock Incentive Plan. As of December 31, 2005, the aggregate number of shares of unvested restricted stock held by the named executive officers and the dollar value of such shares was: Thomas W. Kitchin, 260,459 shares ($559,987); Craig R. Kitchin, 139,134 shares ($299,138); Steven A. Curlee, 91,750 shares ($197,263); and Martin D. Brew, 52,500 shares ($112,875). The dollar values are based on the closing market price of the Company’s common stock on December 31, 2005, of $2.15 per share.

The restricted stock awards for 2004 were granted to the named executive officers on April 1, 2005. One-third of the restricted shares will vest on each of the first three anniversary dates of the date of grant.

(3)	The Company will pay as an additional bonus a cash amount sufficient to pay the federal and state income taxes incurred as a result of the vesting of the shares of restricted stock which were granted for services provided in 2004. The cash bonuses are to be paid only if and when the restricted shares vest.

(4)	In 2003, these persons held positions with Kitchin Hospitality, as well as with the Company, and received compensation from Kitchin Hospitality. The amount set forth in the table for 2003 represents an allocation to the Company by Kitchin Hospitality of the total compensation from both entities based on the estimated time spent by this person related to the Company. Compensation which this person received for 2003 from Kitchin Hospitality is not reported in the table. Since we acquired Kitchin Hospitality in January 2004, the compensation for 2004 and 2005 includes compensation from both the Company and Kitchin Hospitality.

(5)	Includes a term life insurance premium of $10,498 and a 401(k) Company match of $12,052.

(6)	Includes a term life insurance premium of $10,498, a 401(k) Company match of $662 and $9,992 as reimbursement for expenses incurred in connection with negotiation of Mr. Kitchin’s employment agreement.

(7)	Includes a term life insurance premium of $6,299 and a 401(k) Company match of $720.

(8)	Includes bonuses paid by Thomas W. Kitchin through Kitchin Residential Construction Company, LLC for services provided to benefit members of the Kitchin family as prior owners of Kitchin Hospitality, in connection with the Company’s acquisition of Kitchin Hospitality.

(9)	Includes a 401(k) Company match of $8,562.

(10)	Includes a term life insurance premium of $285 and a 401(k) Company match of $378.

(11)	Includes a term life insurance premium of $214 and a 401(k) Company match of $331.

(12)	Includes a 401(k) Company match of $7,240.

(13)	Includes a term life insurance premium of $366.

(14)	Includes a term life insurance premium of $311 and a 401(k) Company match of $290.

(15)	Grant of option pursuant to Transition Agreement dated April 12, 2005 between the Company and Mr. Brew to purchase up to 50,000 shares of common stock at an exercise price of $2.90 per share and 25,000 shares of common stock at an exercise price of $3.30 per share. These options were intended to replace the unexercised stock options held by Mr. Brew that expired on May 2, 2006, 30 days after his employment with the Company terminated, and must be exercised on or before April 1, 2011. Options cannot be exercised prior to May 1, 2006, and are fully vested and exercisable on such date.

(16)	Includes a 401(k) Company match of $6,360.

(17)	Includes a term life insurance premium of $420 and a 401(k) Company match of $129.

(18)	Includes a term life insurance premium of $378 and a 401(k) Company match of $233.

(19)	Includes a 401(k) Company match of $7,595.

(20)	Includes a term life insurance premium of $595 and a 401(k) Company match of $226.

Aggregated Option Exercises in Last Fiscal Year;

Fiscal Year-End Values of Options

The named executive officers did not exercise any options during 2005. The following table sets forth the values of all options held by the named executive officers as of December 31, 2005.

Name	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised in-the-Money Options at Fiscal Year-End
	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas W. Kitchin	140,000	-0-	$0	$0
Craig R. Kitchin	105,000	-0-	$0	$0
Steven A. Curlee	75,000	-0-	$0	$0
Martin D. Brew	75,000	-0-	$0	$0
D. Anthony Maness	50,000	-0-	$0	$0

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2005 with respect to compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation Plans approved by security holders	1,653,156	$4.21	393,794	(1)
Equity compensation plans not approved by security holders	145,000	$7.87	55,000	(2)

(1)	The number of securities available for issuance under the Jameson 2003 Stock Option Plan (the “2003 Plan”) was 1,000,000 initially. The number increases automatically by 100,000 shares on each anniversary of the 2003 Plan, and as of December 31, 2005 there were 1,200,000 shares.

(2)

The Jameson Inns, Inc. 1997 Director Stock Option Plan (the “1997 Plan”) was not presented to shareholders for a vote and thus was not approved by security holders. Each director who is not an officer or employee of Jameson or any of its affiliated companies is eligible to participate in the 1997 Plan. Participants are granted an option to purchase 5,000 shares of Jameson common stock on the first business date following the annual shareholders meeting. 200,000 shares of common stock were reserved for issuance under the 1997 Plan. No options can be issued after November 19, 2007. Options are not exercisable until six months after the date the option was granted. In addition, options may not be exercised more than (i) three months after the participant’s cessation of service as a director by reason of resignation or failure to be reelected, (ii) one year after the participant’s disability, or (iii) 15 months after the date of a participant’s death.

The exercise price for each share subject to an option is the fair market value of the stock on the date the option is granted. “Fair market value” means the closing bid price reported on the Nasdaq National Market System on the date when fair market value is to be determined. Payment of the exercise price must be in cash, through the delivery of shares of common stock previously held by the participant for at least six months and having a fair market value on the date of exercise equal to the full amount of the exercise price or by a combination of these two methods. In lieu of paying the exercise price by cash or delivery of previously held common stock, a participant may elect to have shares of common stock withheld from the shares deliverable upon exercise if such election is delivered to the Company six months prior to the exercise date or prior to the exercise date and in any ten business day period beginning on the third business day following the release of the Company’s annual or quarterly summary statement of sales and earnings.

If the 2006 Director Stock Incentive Plan is adopted pursuant to “Proposal No. 4 – Approval of the 2006 Director Stock Incentive Plan” below, the 1997 Plan will be terminated and no additional options will be granted under the 1997 Plan. We no longer plan to issue securities upon the exercise of options, warrants or rights under equity compensation plans not approved by security holders.

Employment Agreements

On February 19, 2004, we entered into employment agreements with Thomas W. Kitchin, Craig R. Kitchin and Steven A. Curlee. On February 25, 2005, we amended the employment agreement with D. Anthony Maness to reflect his promotion to Vice President of Hotel Operations of Kitchin Hospitality. For 2003 and prior years, our employment agreements provided that the executive officer’s base salary payable by us was the base salary multiplied by the percentage that the time he devoted to the business of Jameson bore to the time he devoted to the business and affairs of Jameson and Kitchin Hospitality. In 2004, we eliminated this provision in light of our acquisition of Kitchin Hospitality. The agreements may be terminated at will by the employee or by us, subject to early termination provisions which may require us to pay certain benefits described below. All of the named executive officers are eligible under the employment agreements to participate in incentive, profit sharing, savings, retirement and welfare benefit plans, and are entitled to expense reimbursement and other fringe benefits.

If Thomas W. Kitchin’s employment is terminated by us without cause or by him for good reason, he is entitled to two times his annual base salary then in effect and the average of his annual bonuses for the two preceding fiscal years. Upon termination by us without cause or by the named executive officer for good reason, Messrs. Curlee and Maness will be entitled to receive payment on a monthly basis for a twelve-month period and Craig Kitchin is entitled to receive payment on a monthly basis for an 18-month period, in an amount equal to one-twelfth of such named executive’s annual base salary then in effect and one-twelfth of the average of his annual bonuses for the two preceding fiscal years. In addition, upon termination as described above, Thomas Kitchin and all of the other named executive officers will be entitled to (a) the vesting of all restricted stock and options to purchase our common stock; (b) certain welfare benefits for two years for Thomas Kitchin, for 18 months for Craig Kitchin, and for 12 months for the other named executive officers; and (c) any other benefits such executive officer is entitled to be paid or provided or is otherwise eligible to receive under any plan, program, policy, contract or agreement.

Each employment agreement provides that in the event the severance payments and other compensation provided for under the agreement become subject to the excess parachute payment excise tax under the Internal Revenue Code of 1986, as amended, we will pay to the named executive officer an additional amount such that the net amount retained by him after deduction of the excise tax and any federal, state or local taxes will equal the total benefits or amounts he would otherwise be entitled to under the employment agreement. Each employment agreement also provides that we will require any successor to all or substantially all of our business and/or assets to assume and perform the employment agreement in the same manner that we would be required to perform.

Each employment agreement provides that we will indemnify the named executive officer in the event he was or is a party or is threatened to be made a party to any proceeding, other than an action by or in the right of us, arising out of the performance of his duties or by reason of the fact that he is or was an officer, employee or agent of us if he acted in good faith and in a manner he reasonably believed to be in our best interests, and with respect to criminal proceedings, had no reasonable cause to believe his conduct was unlawful.

On April 26, 2005, we entered into a Non-Competition Agreement with Thomas W. Kitchin in accordance with the terms of a settlement of a shareholder suit against the Company and its directors. The terms of the Non-Competition Agreement provide that during the term of his employment with the Company, Mr. Kitchin will not provide services as chief executive officer or engage in other senior management functions, whether as an employee, outside advisor or independent consultant, for any organization engaged in owning and operating limited service hotel or motel properties in the states in which we operate properties. In addition, during the term of his employment, Mr. Kitchin will not enter into any business venture or opportunity that is the same or similar to the business of the Company without first offering such opportunity to us.

On August 16, 2005, we entered into a Transition Agreement with Martin D. Brew, our former Treasurer and Chief Accounting Officer. We and Mr. Brew mutually agreed that he would continue in his position as Treasurer and Chief Accounting Officer through April 1, 2006, at which time his employment with us terminated and he began a one-year consulting arrangement with the Company.

Since this arrangement began on April 2, 2006, Mr. Brew, as consultant to the Company, reviewed and evaluated the test results of the financial reporting cycle consisting of the closing of the financial records and reporting process for the first quarter of 2006. For the remainder of the one-year period, he (i) will work with management on the 2006 management letter from our independent registered public accounting firm and its related impact on our disclosures in our 10-K report for 2006, (ii) will attend audit committee meetings at which the 2006 financial statements, audit of those financial statements and assessment of our internal control over financial accounting are discussed, (iii) will review and provide management input on our filings with the SEC, and (iv) will be available for discussion and consultation with the Chief Executive Officer, President and Board members on significant topics and matters affecting the Company.

We will pay Mr. Brew a consulting fee equal to $150,000 per year during the consulting period. We also pay for out-of-pocket expenses in providing consultation.

Pursuant to the terms of the Transition Agreement, Mr. Brew was granted a non-qualified option under our 2003 Stock Incentive Plan (the “2003 Plan”) to purchase up to 75,000 shares of our common stock. The option became exercisable upon the expiration of his previously held options due to the termination of his employment with us. The option price for 50,000 of the shares covered by the option is $2.90 per share (subject to the adjustments provided for in the 2003 Plan or in the form of option agreement entered into with Mr. Brew) and the option price for the remaining 25,000 shares is $3.30 per share, subject to adjustment. The option shall expire on the fifth anniversary of the commencement of Mr. Brew’s position as a consultant with the Company.

During the consulting period, we will indemnify Mr. Brew in the event he was or is a party or is threatened to be made a party to any proceeding, other than an action by or in the right of us, arising out of the performance of his duties or by reason of the fact that he is a consultant or was an officer, employee or agent of us if he acted in good faith and in a manner he reasonably believed to be in our best interests, and with respect to criminal proceedings, had no reasonable cause to believe his conduct was unlawful.

Report on Executive Compensation

The Compensation Committee is responsible for reviewing and approving the Company’s goals and objectives related to performance and compensation of the Company’s chief executive officer and other executive officers. The committee works to attract, motivate and retain executives critical to achievement of the Company’s short and long-term goals and increase shareholder value. The committee met three times during 2005.

When establishing salaries, bonus levels and stock-based awards, the committee considers the Company’s overall performance during the year, the value of similar incentive awards to persons holding comparable positions at comparable companies and the awards given to management in prior years. The committee also makes discretionary and subjective determinations of appropriate compensation amounts to take into account the Company’s philosophy of compensating individuals for the success they achieve in managing specific functions or their performance in extraordinary circumstances, such as leadership during difficult economic conditions and contributions toward achievement of strategic objectives. In the case of executive officers other than Thomas W. Kitchin, the committee places considerable weight on the recommendations of Thomas W. Kitchin.

Base Salary

The committee believes that base salary plays a major role in attracting, motivating and retaining effective management. The committee reviews individual salaries of officers annually, considering the officers’ duties and responsibilities, experience and individual performance.

Cash Bonuses

The committee awards cash bonuses to encourage and reward performance for the year. Bonuses are based on the committee’s evaluation of each officer’s individual performance during the year in achieving financial goals and strategic objectives.

Restricted Stock and Options

The committee believes that stock ownership by executive management is essential for aligning management’s interest with that of shareholders. The Company has utilized its stock plans to reinforce a long-term interest in the Company’s performance, to encourage employees to remain with the Company, and to encourage officers and key employees to work to maximize long-term shareholder value. The committee considers a number of factors when determining stock and option grants such as individual performance, key contributions and previous stock and option grants.

Chief Executive Officer’s Compensation

Thomas W. Kitchin’s compensation is determined based on the factors described in this report.

The committee established Mr. Kitchin’s 2005 base salary as $339,000, which is unchanged from his 2004 and 2003 base salary.

In March 2006, the committee approved a bonus of $220,350 for Thomas W. Kitchin. The bonus was awarded in recognition for work performed and goals achieved in 2005, including the launch of the Company’s first frequent guest loyalty program, the successful execution of the first five conversions of Signature Inns to Jameson Inns and the strong growth in revenue per available room (RevPAR) for 2005.

The committee engaged a consultant to assist it in determining bonuses for 2005 and salaries for 2006.

Report filed by:	Robert D. Hisrich, Ph. D
Michael E. Lawrence
Thomas J. O’Haren

The Report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Shareholder Return Performance Graph

The following graph compares the percentage change in the cumulative total shareholder return on our common stock during the five year period which commenced December 31, 2000, and ended December 31, 2005, with the cumulative total return on the Nasdaq Market-U.S. Index and a Peer Group. Companies in the Peer Group include Red Lion Hotels Corp. (formerly Westcoast Hospitality Corporation) and Humphrey Hospitality Trust. The comparison assumes $100 was invested on December 31, 2000 in our common stock and in each of the foregoing indices and assumes reinvestment of dividends.

The above performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Certain Relationships and Related Transactions

Acquisition of Kitchin Hospitality. On January 2, 2004, we completed the acquisition of Kitchin Hospitality, LLC pursuant to a Membership Interest Purchase Agreement dated September 10, 2003 that we entered into with Thomas W. Kitchin, our chairman and chief executive officer, and members of his family including Craig Kitchin, our president, chief financial officer and director, who were the 100% owners of Kitchin Hospitality. Kitchin Hospitality is now our wholly owned subsidiary.

In connection with our acquisition of Kitchin Hospitality, we entered into a shareholders’ agreement and a registration rights agreement with the prior owners of Kitchin Hospitality. Under these agreements, the prior owners of Kitchin Hospitality agree that they:

•	will not acquire, through December 31, 2008 (unless approved by our independent directors), additional equity securities of the Company, if it would increase their aggregate ownership percentage beyond what it was at the time of the acquisition (which was 17.5%);

•	will not vote their shares for a business combination not approved by our Board of Directors prior to January 1, 2009;

•	during the term of the shareholders’ agreement, will not initiate or become involved in any proxy solicitation initiated by a third party without the consent or approval of our Board of Directors;

•	during the term of the shareholders’ agreement, will vote their shares of stock for nominees for directors in proportion to the votes cast with respect to shares owned by other shareholders, except they may vote in favor of their own nominee(s) or at their discretion in connection with an election contest;

•	during the term of the shareholders’ agreement, will agree to vote their shares of stock on shareholder proposals as recommended by the Board of Directors; and

•	may require us to register, for a public offering, the shares of our common stock they received, after January 1, 2005.

The shareholders’ agreement will terminate upon the earlier of the date on which the sellers’ interest falls below 5% and 20 years.

Employment of Matthew Kitchin. Matthew Kitchin, a manager in our marketing department, is the son of Thomas W. Kitchin, our chief executive officer and chairman of the Board of Directors, and is the brother of Craig R. Kitchin, our president, chief financial officer and director. In 2005, Matthew Kitchin earned $89,000 in salary and bonus.

Code of Ethics

Our chief executive officer, chief financial officer, chief accounting officer and controller are required to abide by our Code of Ethics for CEO and Senior Financial Officers. This Code of Ethics was designed to deter wrongdoing and to promote (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us, (3) compliance with applicable governmental laws, rules and regulations, (4) prompt internal reporting of violations of the Code of Ethics to an appropriate person, and (5) accountability for adherence to the Code of Ethics.

Our officers and employees are required to abide by our Ethics and Standards of Business Conduct. The full texts of both the Codes of Ethics for CEO and Senior Financial Officers and the Ethics and Standards of Business Conduct are published on our website, at www.jamesoninns.com. We intend to disclose future amendments to, or waivers from, certain provisions of these ethical policies and standards for officers and directors on our website within five business days following the date of such amendment or waiver.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT OF OUR ARTICLES OF INCORPORATION

TO ELIMINATE STOCK OWNERSHIP RESTRICTIONS

Effective January 1, 2004, we relinquished our status as a REIT under the Internal Revenue Code. Our Articles of Incorporation currently in effect have certain ownership limitations that were applicable to a REIT and were designed to ensure our continued compliance with the stock ownership restrictions imposed on REITs. In order to qualify as a REIT, not more than 50% in value of each class of our outstanding stock could have been owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to also include certain entities, which differs from the definition of beneficial ownership as defined in the rules and regulations of the SEC) during the last half of a taxable year, and each class of our stock must have been beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. In addition, certain percentages of our gross income must have been from particular activities. Our articles of incorporation currently restrict the ownership, acquisition and transfer of shares of our outstanding capital stock (the “Ownership Limitation”) required for a REIT.

Pursuant to the Ownership Limitation, subject to certain exceptions specified in the articles of incorporation, Thomas W. Kitchin cannot own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than that number of shares which is equal to 20.75% of the outstanding shares of our common stock or the Related Party Limit (as defined below), American Real Estate Company Ltd. cannot own directly or indirectly, more than 9% of the outstanding shares of our common stock and no other shareholder may own, or similarly be deemed to own, more than 6.75% of our outstanding shares. These restrictions apply to ownership by individuals, so ownership by an entity is attributed to the individual owners of the entity in proportion to their ownership in the entity.

In addition, since rent from any tenant 10% of which is owned, directly or constructively, by us, including an owner of 10% or more of us, was not qualifying rent for purposes of the gross income tests under the Internal Revenue Code, the articles of incorporation include an additional ownership restriction referred to as the “Related Party Limit.” The Related Party Limit provides that any shareholder who owns, or is deemed to own by virtue of the attribution provisions of the Internal Revenue Code (which differ from the attribution provisions applied to the Ownership Limitation), in excess of a 9.9% interest or voting power in the capital stock, net assets or profits of an entity from whom we derive gross income cannot own more than 9.9% of the relevant outstanding class or series of stock. Under this provision, Thomas W. Kitchin, previously sole owner with his spouse and family members of Kitchin Hospitality, is precluded from owning or acquiring more than 9.9% of the relevant outstanding class or series of stock.

Since our status as a REIT has been relinquished, none of the stock ownership requirements and restrictions now contained in our articles of incorporation are needed. Consequently, our Board of Directors has approved an amendment to our articles to remove all of these provisions to the extent they are applicable to shares of our common stock and has recommended that the shareholders approve these amendments. A summary of the proposed amendment to our amended and restated articles of incorporation is attached as Appendix A.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the shares of outstanding common stock is required for approval of this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present. Since an affirmative vote of a majority of all shares of common stock outstanding is required for approval, abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal.

The Board of Directors unanimously recommends a vote “FOR” approval of this proposed amendment to our articles of incorporation.

If approved by the shareholders, the proposed amendment will become effective upon the filing of Amended and Restated Articles of Incorporation with the Secretary of State of Georgia, which will occur as soon as reasonably practicable. No changes will be made in the rights and privileges pertaining to the outstanding shares of our common stock. At any time before the effective date of the amendment, even after approval of the amendment by shareholders, the Board of Directors may abandon the proposed amendment without further action by the shareholders.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO OUR BYLAWS TO AMEND THE

DIRECTOR AND OFFICER INDEMNITY PROVISIONS

The Company believes that in order to attract and retain qualified directors and officers, we need to amend our bylaws to provide indemnification to those individuals for actions against them in their capacities as directors and officers to the maximum extent allowed by Georgia law. The indemnification provisions contained in our current bylaws were adopted prior to changes made to the Georgia Business Corporation Code (the “GBCC”) in 1996. We want to revise our bylaws to bring them in line with the indemnification provisions now allowed under Georgia law. Consequently, our Board of Directors has approved an amendment to our bylaws to amend the indemnification provisions in Article VIII to allow these individuals to receive the protection permitted by Sections 14-2-856 and 14-2-857 of the GBCC and has recommended that the shareholders approve this amendment.

The GBCC provides two alternative measures of indemnification for directors and officers. The first is the form authorized in GBCC Section 14-2-851, permitting indemnification against third-party claims provided that the director or officer conducted himself or herself in good faith and reasonably believed that (i) in the case of conduct in his or her official capacity, such conduct was in the best interests of the corporation; (ii) in all other cases, such conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe that such conduct was unlawful. Under this section, a corporation may not indemnify a director in connection with (i) a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director met the relevant standard of conduct under the GBCA; or (ii) any proceeding with respect to conduct for which he or she was adjudged liable on the basis that a personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Our current bylaws provide for this measure of indemnification.

In 1996, the GBCC was amended to provide a broader measure of indemnification under two other sections, Sections 14-2-856 (for directors) and 14-2-857 (for officers). These sections permit indemnification as to any claims by anyone, even the Company, against a director or officer so long as the director or officer is not adjudged liable to the Company or subject to injunctive relief in favor or the Company for (i) any appropriation, in violation of his or her duties, of any business opportunity of the Company; (ii) acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) the types of liability for unlawful distributions set forth in Section 14-2-832 of the GBCC; or (iv) any transaction from which he or she received an improper personal benefit. However, this broader measure of indemnification must be approved by the shareholders for directors and by the Board for officers. The proposed amendment to the bylaws requires the Company to indemnify directors and officers to this extent.

As the current bylaws do, the amendment obligates the Company, under certain circumstances, to advance expenses to its directors and officers who are parties to an action, suit or proceeding for which indemnification may be sought. However, the amendment to the bylaws also requires an evaluation of reasonableness of expenses in accordance with Georgia law unless those expenses are not evaluated by the appropriate parties within 60 days following the written request for the advancement or reimbursement.

The amendment permits, but does not require, the Company to indemnify and advance expenses to its employees or agents who are not officers or directors to the same extent and subject to the same conditions that a corporation could, without shareholder approval under Section 14-2-856 of the GBCC, indemnify and advance expenses to a director.

. Both the current bylaws and the amendment permit the Company to purchase and maintain insurance on behalf of its directors, officers, employees and agents, or to those persons who serve at the Company’s request as a director, officer, partner, trustee, employee or agent of another entity, whether or not the Company could indemnify or advance expenses to such person under the Company’s bylaws or the GBCC.

A summary of the proposed amendment to the Amended and Restated Bylaws is attached as Appendix B.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the shares of outstanding common stock is required for approval of this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present. Since an affirmative vote of a majority of all shares of common stock outstanding is required for approval, abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal.

The Board of Directors unanimously recommends a vote “FOR” approval of this proposed amendment to our bylaws.

PROPOSAL NO. 4

APPROVAL OF THE 2006 DIRECTOR STOCK INCENTIVE PLAN

General Description of the 2006 Director Stock Incentive Plan

On March 1, 2006, the Board adopted the 2006 Director Stock Incentive Plan (the “2006 Plan”), for non-employee Board members. The 2006 Plan will be effective as of June 28, 2006, subject to being approved by the Company’s shareholders.

The purpose of the 2006 Plan is to attract and retain outstanding individuals to serve as members of the Board of Directors and to furnish incentives to such persons to use their maximum efforts to enhance both the growth of the Company and the liquidity of our common stock by providing such persons opportunities to acquire shares of our common stock.

The summary of the principal provisions of the 2006 Plan is set forth below. The summary is qualified by reference to the full text of the 2006 Plan, which is attached to this proxy statement as Appendix C.

Summary of the 2006 Plan

General. The plan permits the granting of restricted stock awards to each member of the Board of Directors who is not an officer or full-time employee of the Company or any of its affiliated companies.

Grants of Restricted Stock. On the first business day following the date on which the Company’s annual meeting of shareholders is held each year, each eligible director will be granted that number of shares of common stock that is determined by dividing $20,000 by the amount equal to the fair market value of a share of common stock on the annual meeting date, or if the principal national securities exchange on which the common stock is listed or admitted to trading is closed on the annual meeting date, fair market value to be determined as of the last trading day prior to the annual meeting date. “Fair market value” means the closing bid price of a share of common stock reported on Nasdaq on the date as of which fair market value is to be determined, or, if the common stock is listed or admitted to trading on a national securities exchange, “fair market value” means the closing price of a share of common stock on the date as of which fair market value is to be determined.

Authorized Shares. Five hundred thousand shares of common stock have been reserved initially for issuance under the 2006 Plan. If there is a forfeiture or cancellation of any shares of common stock awarded under the plan, those shares subject to such awards may again be used for new awards under the plan.

Eligibility. Only directors who are not officers or full-time employees of the Company or its affiliated companies are eligible to receive awards under the 2006 Plan. Currently, four directors are eligible for the 2006 Plan.

Vesting. Shares of common stock granted under the plan mature and vest only on the first anniversary of the date they are granted to a participant and only if the participant who received the grant continues to serve as an eligible director from the date of the award until such first anniversary. In the event of a participant’s death while serving as an eligible director, all unvested shares become fully vested and may pass by will or the laws of descent and distribution if such participant was an eligible director on the date of such participant’s death. In the event of a participant’s disability while serving as an eligible director, all unvested shares granted to such participant become fully vested if such participant was serving as an eligible director until the date of such participant’s disability. Unvested shares are not transferable other than by will or the laws of descent and distribution.

Termination or Amendment. No shares may be issued under the 2006 Plan after the Board declares the plan terminated. The Board may amend or terminate the 2006 Plan for the purpose of meeting changes in legal requirements or for any other purpose permitted by law. However, no amendment may be made without the approval of shareholders if shareholder approval is required by law or the rules of the Nasdaq National Market.

Federal Income Tax Consequences Under the 2006 Plan

In general, a director who has been granted a restricted stock award will not realize taxable income at the time of grant and the Company will not be entitled to a tax deduction at that time, assuming that the shares are not transferable and that the restrictions create a “substantial risk of forfeiture” for federal income tax purposes. Upon the vesting of the shares subject to a restricted stock award, the director will realize ordinary income in an amount equal to the then fair market value of the shares, and the Company will be entitled to a corresponding tax deduction. The ordinary income will be self-employment income for the director so long as the director has not changed his status and become an employee of the Company at the time of vesting. Any gains or losses realized by the director upon disposition of such shares will be treated as capital gains or losses, and the director’s basis in such shares will be equal to the fair market value of the shares at the time of vesting. A director may elect pursuant to section 83(b) of the Code to have income recognized at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date. If a director makes this election, the Company will generally be entitled to a corresponding tax deduction in the year of grant.

New Plan Benefits

The following table describes the benefits that are expected to be received by the Company’s non-employee directors (four people) as a group under the 2006 Plan for fiscal year 2006:

2006 Director Stock Incentive Plan

Name and Position	Dollar Value ($)	Number of Shares
Non-Executive Director Group	$80,000	32,389	*

*	Based on the closing price of the Company’s common stock on the Nasdaq National Market as of June 23, 2005 (the date the non-employee directors would have been issued restricted stock if the 2006 Plan had been in effect in 2005), of $2.47.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the shares of common stock present in person or by proxy at the annual meeting and voting on the proposal is required for approval of the 2006 Plan. Abstentions and “broker non-votes” will be counted as present for purposes of determining if a quorum is present but will not be counted as votes cast. Consequently, abstentions and “broker non-votes” will not have any effect on the outcome of the vote on this proposal.

The Board of Directors recommends a vote “FOR” approval of the 2006 Plan.

PROPOSAL NO. 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board of Directors has appointed Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2006. Ernst & Young LLP has been our independent auditor since Jameson’s inception in 1988. A proposal will be presented at the annual meeting asking the shareholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. If the shareholders do not ratify the appointment of Ernst & Young LLP, the audit committee will reconsider the appointment.

A representative of Ernst & Young LLP is expected to be present at the annual meeting and therefore is expected to be available to respond to appropriate questions. If a representative of Ernst & Young LLP is present at the meeting, he or she will be given the opportunity to make a statement, if he or she desires to do so, and respond to appropriate questions.

The following table sets forth the estimated aggregate fees billed to us for the fiscal years ended December 31, 2005 and 2004 by our principal accounting firm, Ernst & Young LLP.

	2005	2004
Audit Fees(1)	$777,534	$720,663
Audit-Related Fees(2)	$1,500	$22,597
Tax Fees(3)	$20,886	$139,813
All Other Fees(4)	—	—

Total	$799,920	$883,073

(1)	The Audit Fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements as well as fees for professional services that must be performed by the independent registered public accounting firm. Audit fees for 2005 include (a) $353,750 for the audit of the consolidated financial statements, (b) $254,000 for the audit of internal control over financial reporting, (c) $74,154 for reviews of our quarterly financial statements and (d) $91,130 for assurance services related to our 2005 debt offerings. Audit fees for 2004 include (a) $104,091 billed to us in 2004 to complete the 2003 audit of Kitchin Hospitality, LLC, which was acquired by us effective January 1, 2004, (b) $375,226 for the 2004 financial statement audit, (c) $67,242 for reviews of our quarterly financial statements, (d) $172,041 for assurance services related to our equity offering completed in July 2004 and (e) $2,063 for other services.

(2)	The Audit-Related Fees represent fees for professional services provided for assurance and related services that are traditionally performed by the independent registered public accounting firm.

(3)	The Tax Fees represent fees for professional services rendered for tax compliance, tax advice and tax planning. Tax compliance fees include fees for preparation and review of tax returns, preparation of claims for refunds and other tax compliance services and assistance.

(4)	We generally do not engage Ernst & Young LLP for “other” services.

The audit committee considered whether Ernst & Young LLP’s services are compatible with maintaining its independence and determined that they are.

Policy on Pre-Approval of Audit Services. The audit committee is required to pre-approve the audit and non-audit services performed by the independent registered public accountants in order to assure that the provision of such services does not impair the accountant’s independence. Unless a type of service to be provided by the independent registered public accountants has received general pre-approval, it will require specific pre-approval by the audit committee. Any proposed services exceeding annually pre-approved cost levels will require specific pre-approval by the audit committee.

The audit committee annually reviews and pre-approves the services that may be provided by the independent registered public accountants without obtaining specific pre-approval from the audit committee. The audit committee revises the list of general pre-approved services from time to time, based on subsequent determinations. The audit committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accountants to management.

The audit committee approved 100 percent of the services for Audit Fees, Audit-Related Fees and Tax Fees for the year ended December 31, 2005.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the shares of outstanding common stock present at the meeting, either in person or by proxy, and voting is required for approval of this proposal. Abstentions and “broker non-votes” will be counted as present for purposes of determining if a quorum is present but will not be counted as votes cast. Consequently, abstentions and “broker non-votes” will not have any effect on the outcome of the vote on this proposal.

The Board of Directors unanimously recommends a vote “FOR” approval of the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, shareholder proposals intended to be presented at the 2006 annual meeting and to be included in our proxy statement and accompanying proxy must be received in writing and addressed to Steven A. Curlee, Secretary, Jameson Inns, Inc., 41 Perimeter Center East, Suite 400, Atlanta, Georgia 30346-1903, no later than February 28, 2007.

However, a shareholder who intends to present business at the 2007 annual meeting of shareholders, including nominations of persons to our Board of Directors, and has not sought inclusion of the proposal in the Company’s proxy statement and accompanying proxy pursuant to Rule 14a-8, must comply with the requirements set forth in our bylaws. The bylaws state, among other things, that to bring business before an annual meeting or to nominate a person for our Board of Directors, a shareholder must give written notice that complies with the bylaws to the Secretary not less than 60 days nor more than 90 days in advance of the anniversary date of the immediately preceding annual meeting. Thus, a notice of a shareholder proposal or nomination for the 2007 annual meeting of shareholders, submitted other than pursuant to Rule 14a-8 will be deemed untimely if given before March 23, 2007 or after April 22, 2007. As to any such proposals of which notice is timely received, the proxies named in management’s proxy for that meeting may exercise their discretionary authority with respect to such matter by advising shareholders of such proposal and how they intend to exercise their discretion to vote on such matter to the extent permitted under Rule 14a-4(c)(2) of the Securities Exchange Act of 1934, as amended. If for some reason a proposal is not timely received but is still presented at the meeting, the person named in management’s proxy will be entitled to exercise their discretionary authority in voting on the proposal.

We carefully consider all proposals and suggestions of shareholders. If a proposal is clearly in the best interest of the Company and our shareholders, we will implement it without including it in the proxy statement, unless shareholder vote is required by law.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

If you share an address with another shareholder, you may receive only one copy of our 2005 annual report to shareholders and one proxy statement unless you or one of the other shareholders have provided contrary instructions. We will deliver promptly, upon written or oral request, a separate copy of proxy materials and 2005 annual report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, or whose household is receiving multiple copies of our annual report and proxy statement and would like to receive only a single copy, should submit such request in writing to:

Registrar and Transfer Company

10 Commerce Drive

Cranford, New Jersey 07016

or call (800) 368-5948

ELECTRONIC ACCESS TO PROXY STATEMENT AND ANNUAL REPORT

This proxy statement and our 2005 annual report may be viewed online at www.jamesoninns.com/                     and www.jamesoninns.com/                    , respectively. If you are a shareholder of record, you can elect to receive future proxy statements and annual reports electronically by marking the appropriate box on your proxy form or by following the instructions provided if you vote by Internet or by telephone. If you choose this option, you will receive a proxy form in May listing the website locations and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold your Jameson stock through a bank, broker or another holder of record, refer to the information provided by that entity for instructions on how to elect this option.

OTHER MATTERS

The Board of Directors does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Shareholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

By Order of the Board of Directors,

Steven A. Curlee, Secretary

Appendix A

SUMMARY OF

AMENDMENT TO

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

JAMESON INNS, INC.

1. Introduction. The Amended and Restated Articles of Incorporation of Jameson Inns, Inc. (the “Company”), contain common stock ownership restrictions originally adopted because of the Company’s status as a real estate investment trust. The Company proposes to amend the Amended and Restated Articles to eliminate these stock ownership restrictions which are no longer necessary since the Company relinquished its status as a real estate investment trust.

2. Amendment. The Amended and Restated Articles of Incorporation will be amended as follows:

A.	Article IV Section C paragraph 4 is deleted in its entirety.

B.	Article IV Section C paragraph 5 is deleted in its entirety.

C.	Article IV Section C paragraph 6 is deleted in its entirety.

D.	Article IV Section D is deleted in its entirety.

E.	Article IV Section E is deleted in its entirety.

F.	Article IV Section F is renumbered to Section D.

G.	Article IV Section G is renumbered to Section E.

3. Shareholder Approval. The amendments set forth in paragraph 1 of this Amendment must be approved by the shareholders in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code.

4. Effective Date. The amendments set forth in paragraph 1 will take effect upon the filing of Amended and Restated Articles of Incorporation with the Secretary of State of the State of Georgia in accordance with the provisions of Section 14-2-1007 of the Georgia Business Corporation Code.

Appendix B

SUMMARY OF

AMENDMENT TO

AMENDED AND RESTATED BYLAWS

OF

JAMESON INNS, INC.

1. Introduction. The Amended and Restated Bylaws of Jameson Inns, Inc. (the “Company”), provide for indemnification of directors and officers of the Company in certain circumstances.

2. Purpose. The Company proposes to amend the Amended and Restated Bylaws to provide indemnification to directors and officers to the fullest extent allowed by Georgia law.

3. Amendment. Upon approval by the shareholders, Article VIII of the Amended and Restated Bylaws will be deleted in its entirety and the following shall be inserted in lieu thereof:

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Definitions. As used in this Article, the term:

(a) “Code” means the Georgia Business Corporation Code.

(b) The “corporation” includes any domestic or foreign predecessor entity of the corporation in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(c) “Director” or “Officer” means an individual who is or was a member of the Board of Directors or an officer elected by the Board of Directors, respectively, or who, while a Director or Officer, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A Director or Officer is considered to be serving an employee benefit plan at the corporation’s request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the Director or Officer to the plan or to participants in or beneficiaries of the plan. “Director” or “Officer” includes, unless the context otherwise requires, the estate or personal representative of a Director or Officer.

(d) “Disinterested Director” or “Disinterested Officer” means a Director or Officer, respectively who at the time of an evaluation referred to in subsection 8.5(b) is not:

1. A Party to the Proceeding; or

2. An individual having a familial, financial, professional, or employment relationship with the person whose advance for Expenses is the subject of the decision being made with respect to the Proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the Director’s or Officer’s judgment when voting on the decision being made.

(e) “Expenses” includes counsel fees.

(f) “Liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), and reasonable Expenses incurred with respect to a Proceeding.

(g) “Party” includes an individual who was, is, or is threatened to be made a named defendant or respondent in a Proceeding.

(h) “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.

(i) “Reviewing Party” shall mean the person or persons making the determination as to reasonableness of Expenses pursuant to Section 8.5 of this Article, and shall not include a court making any determination under this Article or otherwise.

Section 8.2 Basic Indemnification Arrangement.

(a) The corporation shall indemnify an individual who is a Party to a Proceeding because he or she is or was a Director or Officer against Liability incurred in the Proceeding;

provided, however, that the corporation shall not indemnify a Director or Officer under this Article for any Liability incurred in a Proceeding in which the Director or Officer is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation:

1. For any appropriation, in violation of his or her duties, of any business opportunity of the corporation;

2. For acts or omissions which involve intentional misconduct or a knowing violation of law;

3. For the types of liability set forth in Section 14-2-832 of the Code; or

4. For any transaction from which he or she received an improper personal benefit.

(b) If any person is entitled under any provision of this Article to indemnification by the corporation for some portion of Liability incurred, but not the total amount thereof, the corporation shall indemnify such person for the portion of such Liability to which such person is entitled.

Section 8.3 Advances for Expenses.

(a) The corporation shall, before final disposition of a Proceeding, advance funds to pay for or reimburse the reasonable Expenses incurred by a Director or Officer who is a Party to a Proceeding because he or she is a Director or Officer if he or she delivers to the corporation:

1. A written affirmation of his or her good faith belief that his or her conduct does not constitute behavior of the kind described in subsection 8.2(a) above; and

2. His or her written undertaking (meeting the qualifications set forth below in subsection 8.3(b)) to repay any funds advanced if it is ultimately determined that he or she is not entitled to indemnification under this Article or the Code.

(b) The undertaking required by subsection 8.3(a)(2) above must be an unlimited general obligation of the proposed indemnitee but need not be secured and shall be accepted without reference to the financial ability of the proposed indemnitee to make repayment. If a Director or Officer seeks to enforce his or her rights to indemnification in a court pursuant to Section 8.4 below, such undertaking to repay shall not be applicable or enforceable unless and until there is a final court determination that he or she is not entitled to indemnification, as to which all rights of appeal have been exhausted or have expired.

Section 8.4 Court-Ordered Indemnification and Advances for Expenses. A Director or Officer who is a Party to a Proceeding shall have the rights to court-ordered indemnification and advances for expenses as provided in the Code.

Section 8.5 Determination of Reasonableness of Expenses.

(a) The corporation acknowledges that indemnification of a Director or Officer under Section 8.2 has been pre-authorized by the corporation as permitted by Section 14-2-859(a) of the Code, and that pursuant to Section 14-2-856 of the Code, no determination need be made for a specific Proceeding that indemnification of the Director or Officer is permissible in the circumstances because he or she has met a particular standard of conduct. Nevertheless, except as set forth in subsection 8.5(b) below, evaluation as to reasonableness of Expenses of a Director or Officer for a specific Proceeding shall be made as follows:

1. If there are two or more Disinterested Directors, by the Board of Directors of the corporation by a majority vote of all Disinterested Directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more Disinterested Directors appointed by such a vote; or

2. If there are fewer than two Disinterested Directors, by the Board of Directors (in which determination Directors who do not qualify as Disinterested Directors may participate); or

3. By the Shareholders, but shares owned by or voted under the control of a Director or Officer who at the time does not qualify as a Disinterested Director or Disinterested Officer may not be voted on the determination.

(b) Notwithstanding the requirement under subsection 8.5(a) that the Reviewing Party evaluate the reasonableness of Expenses claimed by the proposed indemnitee, any Expenses claimed by the proposed indemnitee shall be deemed reasonable if the Reviewing Party fails to make the evaluation required by subsection 8.5(a) within sixty (60) days following the proposed indemnitee’s written request for indemnification or advance for Expenses.

Section 8.6 Indemnification of Employees and Agents. The corporation may indemnify and advance Expenses under this Article to an employee or agent of the corporation who is not a Director or Officer to the same extent and subject to the same conditions that a Georgia corporation could, without shareholder approval under Section 14-2-856 of the Code, indemnify and advance Expenses to a Director, or to any lesser extent (or greater extent if permitted by law) determined by the Chief Executive Officer, in each case consistent with public policy.

Section 8.7 Liability Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is a Director, Officer, employee or agent of the corporation or who, while a Director, Officer, employee or agent of the corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against Liability asserted against or incurred by him or her in that capacity or arising from his or her status as a Director, Officer, employee, or agent, whether or not the corporation would have power to indemnify or advance Expenses to him or her against the same Liability under this Article or the Code.

Section 8.8 Witness Fees. Nothing in this Article shall limit the corporation’s power to pay or reimburse Expenses incurred by a person in connection with his or her appearance as a witness in a Proceeding at a time when he or she is not a Party.

Section 8.9 Report to Shareholders. To the extent and in the manner required by the Code from time to time, if the corporation indemnifies or advances Expenses to a Director or Officer in connection with a

Proceeding by or in the right of the corporation, the corporation shall report the indemnification or advance to the Shareholders.

Section 8.10 No Duplication of Payments. The corporation shall not be liable under this Article to make any payment to a person hereunder to the extent such person has otherwise actually received payment (under any insurance policy, agreement or otherwise) of the amounts otherwise payable hereunder.

Section 8.11 Subrogation. In the event of payment under this Article, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

Section 8.12 Contract Rights. The right to indemnification and advancement of Expenses conferred hereunder to Directors and Officers shall be a contract right and shall not be affected adversely to any Director or Officer by any amendment of these Bylaws with respect to any action or inaction occurring prior to such amendment; provided, however, that this provision shall not confer upon any indemnitee or potential indemnitee (in his or her capacity as such) the right to consent or object to any subsequent amendment of these Bylaws.

Section 8.13 Amendments. It is the intent of the corporation to indemnify and advance Expenses to its Directors and Officers to the full extent permitted by the Code, as amended from time to time. To the extent that the Code is hereafter amended to permit a Georgia business corporation to provide to its directors greater rights to indemnification or advancement of Expenses than those specifically set forth hereinabove, this Article shall be deemed amended to require such greater indemnification or more liberal advancement of Expenses to the corporation’s Directors and Officers, in each case consistent with the Code as so amended from time to time. No amendment, modification or rescission of this Article, or any provision hereof, the effect of which would diminish the rights to indemnification or advancement of Expenses as set forth herein shall be effective as to any person with respect to any action taken or omitted by such person prior to such amendment, modification or rescission.

4. No Change. Except as specifically set forth above, the Amendment will not change the Amended and Restated Bylaws.

5. Effective Date. The Amendment will take effect and be adopted on the date that the shareholders of the Company approve the Amendment.

Appendix C

JAMESON INNS, INC.

2006 DIRECTOR STOCK INCENTIVE PLAN

1. Purpose. The purpose of the Jameson Inns, Inc. 2006 Director Stock Incentive Plan (this “Plan”) is to attract and retain outstanding individuals to serve as members of the Board of Directors of Jameson Inns, Inc. (the “Company”) and to furnish incentives to such persons to use their maximum efforts to enhance both the growth of the Company and the liquidity of the Company’s stock by providing such persons opportunities to acquire shares of the $0.10 par value common stock of the Company (“Common Stock”) on terms as herein provided.

2. Shares Reserved under this Plan. Initially there is hereby reserved for issuance under this Plan an aggregate of 500,000 shares of Common Stock. If there is a forfeiture or cancellation of any shares of Common Stock awarded under this Plan, all of such forfeited or cancelled shares may again be used for new awards of Common Stock under this Plan.

3. Eligibility. Each member of the Board of Directors of the Company (the “Board”) who is not an officer or full-time employee of the Company or any of its affiliated companies (an “Eligible Director” or “Participant”) shall be eligible to participate under this Plan; provided, however, any Eligible Director may decline any restricted stock which would otherwise be granted hereunder.

4. Restricted Stock Grants. Upon adoption of this Plan by the Board and on the first business day following the date on which the Company’s annual meeting of the shareholders is held each year including the annual meeting at which the shareholders approve this Plan (the “Annual Meeting Date”), each Eligible Director shall be granted that number shares of Common Stock that is determined by dividing $20,000.00 by the amount equal to the Fair Market Value of a share of Common Stock on the Annual Meeting Date. “Fair Market Value” means the closing bid price of a share of Common Stock reported on Nasdaq on the date as of which Fair Market Value is to be determined; provided, that, if the Common Stock is listed or admitted to trading on a national securities exchange, “Fair Market Value” shall mean the closing price of a share of Common Stock on the date as of which Fair Market Value is to be determined, which closing price shall be the last reported sales price regular way or, in case no such reported sales took place on such date, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading. In the event that the principal national securities exchange on which the Common Stock is listed or admitted to trading is closed on the Annual meeting Date, the Fair Market Value shall be determined as of the last trading day prior to the Annual Meeting Date.

5. Terms and Conditions of Grants. All shares of restricted stock granted pursuant to this Plan shall be subject to the following terms and conditions:

a. Forfeiture: Except as otherwise determined by the Committee at the time of grant or thereafter, upon the resignation or removal as a director of the Company or failure to continue to qualify as an Eligible Director during the applicable forfeiture restriction period of a person who has been granted Common Stock under this Plan, Common Stock that is at that time subject to forfeiture restrictions shall be forfeited and reacquired by the Company.

b. Certificates for Shares: Common Stock awarded under this Plan may be evidenced in such manner as the Committee shall determine, including, without limitation, issuance of certificates representing shares of Common Stock. Any certificates representing shares of Common Stock subject to the restrictions imposed by this Plan or the Committee shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Common Stock.

c. Nontransferability: The shares of Common Stock issued pursuant to this Plan that are not vested and remain subject to forfeiture may not be assigned, transferred, pledged, hypothecated, sold or otherwise disposed of, in whole or in part, voluntarily or involuntarily, except by will or the laws of descent and distribution, any such assignment, transfer, pledge, hypothecation, sale or other disposition being void and of no effect.

6. Vesting. Except as otherwise provided in this Section 6, shares of Common Stock granted pursuant to this Plan shall mature and vest only on the first anniversary of the date they are granted to a Participant and only if the Participant who received the grant of Common Stock continues to serve as an Eligible Director from the date of the Award until such first anniversary. In the event of a Participant’s death while serving as an Eligible Director, all unvested shares granted to such Participant shall become fully vested and may pass by will or the laws of descent and distribution if such Participant was an Eligible Director on the date of such Participant’s death. In the event of a Participant’s disability while serving as an Eligible Director, all unvested shares granted to such Participant shall become fully vested if such Participant was serving as an Eligible Director until the date of such Participant’s disability. For purposes of this Plan, an individual is disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than six months.

7. Term of Plan. No shares of restricted stock shall be issued under this Plan after the date the Board of Directors declares the Plan terminated.

8. Amendment, Modification, Suspension or Discontinuance of this Plan. The Board may amend, modify, suspend or discontinue this Plan for the purpose of meeting any changes in legal requirements or for any other purpose permitted by law.

9. Government Regulations. The Company’s obligation to deliver shares of Common Stock granted under this Plan is subject to the requirements of any governmental authority with jurisdiction over the authorization, issuance or sale of such shares.

10. Notice. Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Chief Executive Officer of the Company, and shall become effective when it is received by the office of such Chief Executive Officer.

11. Governing Law. This Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Georgia and construed accordingly.

12. Effective Date. This Plan shall become effective as of June 28, 2006.

The undersigned, being the duly elected Secretary of Jameson Inns, Inc., does hereby certify that the foregoing Jameson Inns, Inc. 2006 Director Stock Incentive Plan was duly approved by the Board of Directors of Jameson Inns, Inc. on March 1, 2006 and the shareholders of the Company on June 28, 2006.

Steven A. Curlee, Secretary of Jameson Inns, Inc.

PROXY

JAMESON INNS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas W. Kitchin and Craig R. Kitchin, or either of them, with full power of substitution, as Proxies of the undersigned, with all powers that the undersigned would possess if personally present to cast all votes that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Jameson Inns, Inc. (the “Company”) to be held at South Terraces Conference Center, 115 Perimeter Center Place, Atlanta, Georgia, 30346 on June 28, 2006, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof, as indicated below:

1.	Election of Directors.

a.	☐	FOR the following nominee (except as marked to the contrary below) for term expiring in 2009: Robert D. Hisrich, Ph.D

	☐	WITHHOLD AUTHORITY to vote for the nominee above.

b.	☐	FOR the following nominee (except as marked to the contrary below) for term expiring in 2009: Thomas J. O’Haren

	☐	WITHHOLD AUTHORITY to vote for the nominee above.

2.	Proposal to amend the articles of incorporation to eliminate common stock ownership restrictions originally adopted because of our status as a real estate investment trust.

☐ FOR         ☐ AGAINST         ☐ ABSTAIN

3.	Proposal to amend the bylaws to amend the director and officer indemnity provisions.

☐ FOR         ☐ AGAINST         ☐ ABSTAIN

4.	Proposal to approve the 2006 Director Stock Incentive Plan.

☐ FOR         ☐ AGAINST         ☐ ABSTAIN

5.	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2006.

☐ FOR         ☐ AGAINST         ☐ ABSTAIN

(Continued and to be signed on the reverse side)

(Continued from other side)

This Proxy will be voted as directed herein by the undersigned stockholder. If no specifications are made, this Proxy will be voted FOR the nominees for director and FOR proposals 2, 3, 4 and 5 above. If any other business should properly be brought before the meeting, the persons named as proxies will vote on such business in accordance with their best judgment.

PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

Dated: , 2006

Signature(s)

Signature(s)

IMPORTANT: Please date this Proxy and sign exactly as your name appears to the left. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.